                                                                   EXHIBIT 10.18

                               LICENSE AGREEMENT



         THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of this ___ day of December, 1998 by and among HOST MARRIOTT CORPORATION, a Delaware corporation ("HM Corporation"), HOST MARRIOTT, L.P., a Delaware limited partnership ("HM Operating Partnership")(HM Corporation and HM Operating Partnership being collectively referred to as the "HM Parties"), MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Marriott International") and MARRIOTT WORLDWIDE CORPORATION, a Maryland corporation ("MWC")(MWC and Marriott International being collectively referred to as the "Marriott International Parties")


                                    RECITALS


         A. HM Corporation, directly and through subsidiaries, is engaged as its principal business in developing, purchasing, leasing, selling and owning, but not managing, hotel properties which hotel properties are principally managed by Marriott International and its subsidiaries and, as additional businesses, the ownership of restaurants, real estate, office buildings and other real estate (the "Development and Ownership Business"). Pursuant to its conversion to a publicly-traded real estate investment trust, HM Corporation will be merged into HMC Merger Corporation, a newly-formed Maryland corporation (the "Merger"). Upon the effectiveness of the Merger, HMC Merger Corporation will be renamed Host Marriott Corporation. In connection with the Merger, substantially all of the Development and Ownership Business will be transferred to HM Operating Partnership. HM Corporation will be the sole general partner of and have Control (as defined herein) over HM Operating Partnership.

         B. Marriott International, directly and through its subsidiaries, is engaged in the business of lodging operation, management and franchising, senior living services management, timeshare resort development and operation, and food and other products procurement and distribution (the "Management Business").

         C. HM Corporation (previously known as Marriott Corporation) and Marriott International are parties to that certain Assignment and License Agreement dated as of October 8, 1993 (the "Assignment and License Agreement") under which (i) Marriott Corporation assigned to Marriott International certain trademark, service mark, trade name and related rights pursuant to Section 2 of that agreement, and (ii) Marriott International licensed to Marriott Corporation certain trade name and related rights pursuant to Section 3 of that agreement.

         D. Effective upon the Merger, the parties desire to revoke and replace those portions of the Assignment and License Agreement pursuant to which HM Corporation was granted a license to use certain Marriott Marks, and to enter into a new license agreement which shall provide the HM Parties certain limited rights to use certain of the Marriott Marks in accordance with and subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Definitions. As used herein, the following terms have the
               -----------
meanings set forth below:

         "Change of Control" shall mean any of the following: (i) any single
          -----------------
Person or group of Persons acting in concert shall have elected a majority of the board of directors of HM Corporation; (ii) any single Person or group of Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, Control over HM Corporation or HM Operating Partnership; (iii) HM Corporation ceases to be the sole general partner of HM Operating Partnership; or (iv) the inability or loss of right of HM Corporation to exercise Control over HM Operating Partnership.

         "Control" shall mean the possession, direct or indirect, of the power
          -------
to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract or otherwise. For purposes of this Agreement, acting as general partner of a partnership shall be considered "Control" of such partnership.

         "Development and Ownership Business" has the meaning set forth in
          ----------------------------------
Recital A.

         "Dispute" has the meaning set forth in Section 6.
          -------

         "Expenses" has the meaning set forth in Section 6.
          --------

         "HM Corporation" has the meaning set forth in the first paragraph of
          --------------
this Agreement. For purposes of its execution hereof, HM Corporation is signing this Agreement in both its capacity as the successor and current party to the Assignment and License Agreement and as the entity that has merged into HMC Merger Corporation and is the sole general partner of HM Operating Partnership.

         "HM Name" has the meaning set forth in Section 2.
          -------

         "HM Operating Partnership" has the meaning set forth in Recital A.
          ------------------------

         "HM Parties" means HM Corporation and HM Operating Partnership.
          ----------

         "HM Subsidiaries" means the partnerships and corporations listed on
          ---------------
Exhibit A that have a Marriott Mark as a part of their partnership or corporate name as of the date of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 6.
          -----------------

         "Indemnitor" has the meaning set forth in Section 6.
          ----------

         "Infringing Marks" has the meaning set forth in Section 7.
          ----------------

         "License" has the meaning set forth in Section 2.
          -------

         "LP Name" has the meaning set forth in Section 2.
          -------

         "Management Business" has the meaning set forth in Recital B.
          -------------------

         "Marriott International" has the meaning set forth in the first
          ----------------------
paragraph of this Agreement.

         "Marriott International Parties" has the meaning set forth in the first
          ------------------------------
paragraph of this Agreement.

         "Marriott International Indemnitee" has the meaning set forth in
          ---------------------------------
Section 6.

         "Marriott Marks" means any name or mark owned by a Marriott
          --------------
International Party, whether registered or unregistered, including but not limited to CAMELBACK INN, COURTYARD, DESERT SPRINGS, FAIRFIELD, FORUM, MARQUIS, MARRIOTT, or RESIDENCE INN.

         "Person" means any individual, corporation, partnership, association,
          ------
trust company or other entity or organization, including any government entity or authority.

         "Subsidiary" means, with respect to any Person, (i) any corporation of
          ----------
which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (ii) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

         "Sub Names" means the names of those HM Subsidiaries and affiliates as
          ---------
identified on Exhibit A attached hereto that have a Marriott Mark as a part of
              ---------
their partnership or corporate name as of the date of this Agreement.

               2. Revocation of Prior License and New License to HM Parties.
                  ---------------------------------------------------------

                  a. Revocation of Prior License. Upon the effectiveness of the
                     ---------------------------
Merger, the terms and conditions of the Assignment and License Agreement relating to the granting of a license to HM Corporation to use the "Licensed Marks"(as defined therein), including Section 3 thereof, are revoked and of no further force or effect. In the event of any conflict between the terms of this Agreement and the terms of the Assignment and License Agreement relating to the use of the "Licensed Marks", the terms of this Agreement shall control.

                  b. License. Upon the effectiveness of the Merger, the Marriott
                     -------
International Parties hereby grant to the HM Parties a non-exclusive, royalty free, and worldwide right and license to use certain of the Marriott Marks in the following limited contexts and purposes, and subject to the conditions described in Section 2.c below (the "License").

                     (1)    Context. The License to use certain of the Marriott
                            -------
Marks is limited specifically to the following uses and contexts:

                            (i)   For HM Corporation to use the "Marriott" name
as part of the corporate name "Host Marriott Corporation" (the "HM Name") and for HM Operating Partnership to use the "Marriott" name as part of the partnership name "Host Marriott, L.P." (the "LP Name").

                         (ii)  For the HM Subsidiaries to use certain of the
Marriott Marks as part of the Sub Names, as such marks are currently in use by the HM Subsidiaries as of the date of this Agreement, and further subject to the following:

                               (x) The License with respect to the names of
corporate HM Subsidiaries shall expire six (6) months from the date of execution of this Agreement, by which time the HM Parties shall have caused (or used their reasonable best efforts to cause and continues to pursue to completion thereafter) all of the corporate HM Subsidiaries to adopt new names which do not contain any Marriott Mark;

                               (y) The HM Parties shall use their reasonable
efforts to cause all of the partnership HM Subsidiaries (other than HM Operating Partnership) to adopt new names (not incorporating any of the Marriott Marks); and

                               (z) In the event the HM Parties cease to have
Control over any HM Subsidiary, the License with respect to such HM Subsidiary shall cease and terminate.

                         (iii) For all purposes of this Agreement, the Marriott
Marks shall not be used in a manner other than as part of the HM Name, the LP Name and the Sub Names.

                     (2) Purposes. The License to use the Marriott Marks in the
                         --------
contexts described in Section 2.b(1) is limited specifically to the following purposes:

                         (i)   The Marriott Marks shall be used as part of the
HM Name, the LP Name and the Sub Names only (x) to identify HM Corporation, HM Operating Partnership and the HM Subsidiaries for corporate or partnership name purposes, as further described in Section 2.d below and (y) except as specifically provided in Section 2.b(2)(ii) below, only in connection with HM

Corporation's, HM Operating Partnership's and the HM Subsidiaries' activities relating directly to the Development and Ownership Business. With respect to that portion of the Development and Ownership Business consisting of the ownership of restaurants, senior living, office buildings and other real estate, the HM Parties agree that any additional business (i.e. beyond the business conducted as of the date hereof) in such areas shall not be undertaken by entities utilizing the Marriott Mark as part of their name, the intent being that to the extent the HM Parties are engaged in such business as of the date hereof, they may maintain such business in their current corporate ownership structure, but that new business in such areas will not utilize in any manner the Marriott Marks as part of the ownership structure. The License does not include, and HM Corporation, HM Operating Partnership and the HM Subsidiaries are not permitted, any use of the Marriott Marks as trademarks or service marks for any goods or services, or any use of the Marriott Marks in connection with the operation or management of any business other than the Development and Ownership Business including, without limitation, any use of the Marriott Marks in connection with the Management Business or in soliciting agreements from hotel or other property owners to any HM Party to manage, operate or franchise hotel, senior living, lodging, office, or timeshare properties.

                         (ii)   Notwithstanding any provision hereof to the
contrary, for purposes of engaging in other businesses outside of the Development and Ownership Business, any HM Party may do so without violating the provisions of Section 2.b(2)(i) above, provided such other businesses are conducted by an entity that does not utilize in any manner whatsoever the Marriott Marks in its name or the conduct of its business (other than to identify its corporate affiliation with HM Corporation, HM Operating Partnership and/or the HM Subsidiaries (as the case may be), solely for the purposes of satisfying legal requirements (such as SEC statements and other reports and documents required to be filed with governmental agencies) or describing corporate ownership for contractual purposes, but in no event for corporate identification, marketing or solicitation purposes or any other purpose wherein a Marriott Mark would be used in the context of the identity of such business that is promoted to the general public).

         c. Conditions. The License is subject to the following conditions:
            ----------

            (1) HM Corporation's corporate name remains HOST MARRIOTT CORPORATION (provided that if HM Corporation changes its corporate structure, the word "corporation" could be changed as necessary, and with the consent of Marriott International, not to be unreasonably withheld, to incorporate the proper legal term for such structure, such as "Host Marriott Trust");

            (2) HM Operating Partnership's partnership name remains HOST MARRIOTT, L.P.;

            (3) The majority of all hotels owned by the HM Parties are managed by, or operated pursuant to franchises granted by, Marriott International or an entity controlled by Marriott International; and

            (4) At least sixty percent (60%) of the gross revenues of the HM Parties (on a consolidated basis, including gross revenues of subsidiaries and affiliates as are reported on a consolidated basis), is derived from the business of developing, purchasing, leasing, selling and owning, but not managing, hotel properties.

         d. Use of the Marriott Marks for Corporate and Partnership
            -------------------------------------------------------
Identification Purposes Only. As described above, the only purposes for which
----------------------------
the Marriott Marks may be used pursuant to the License (as part of the names of HM Name, the LP Name and the Sub Names) is for corporate or partnership (as appropriate) identification of HM Corporation, HM Operating Partnership and the HM Subsidiaries as entities engaged in the Development and Ownership Business. Examples of such use include filings with the Securities and Exchange Commission and other governmental entities, annual reports, invoices, shipping documents, mailing labels, business cards and stationery, materials distributed to investors, and other similar uses where a name is used to identify a corporation or partnership. Any use of the Marriott Marks (as part of the names of HM Name, the LP Name and the Sub Names) in any promotional materials or advertising, including electronic medium such as the Internet, shall be to identify HM Corporation, HM Operating Partnership and the HM Subsidiaries as entities in the Development and Ownership Business, and shall not be used to promote any goods or services.

         e. Use of Marriott Marks on the Internet and as a Domain Name. HM
            ----------------------------------------------------------
Corporation shall be permitted to post materials on the Internet and use the HM Name as part of a domain name (i.e. www.hostmarriott.com) without violating the restrictions of Section 2.d, subject to the following:

            (1) the materials available to the public at any HM Corporation produced or sponsored web page, or similar electronic site that is connected to a domain name using the HM Name (i) are in compliance with the restrictions contained in this Agreement and (ii) include a notice stating that "MARRIOTT is a registered trademark of Marriott International, Inc., used pursuant to license."

           (2) such web site shall not be used in any manner to engage in or conduct activities that constitute the Management Business, including, without limitation, the making of reservations through or over such web site, provided however, that such web site may contain a connection (or "link") to the authorized web sites of Marriott International, Inc. and its Affiliates.

         f. Use of Marriott Marks in Facilities Signage. HM Corporation is
            -------------------------------------------
permitted to use the HM Name on signage at its corporate offices such as corporate headquarters or any of its regional offices, provided such corporate offices are private offices, which are not part of the general public operation at any lodging (including restaurant), healthcare or retirement facility owned, developed, managed, operated or franchised by any HM Party. No other use of the Marriott Marks is permitted on any signage at any other building, with the exception that the HM Name, the LP Name or the Sub Names, as appropriate, may be used on postings such as liquor licenses when a statute or regulation requires the identity of the corporate or partnership owners on the posting.

         g. Use of Marriott Marks in Countries Outside the United States. The HM
            ------------------------------------------------------------
Parties shall not use the Marriott Marks in any country outside the United States without providing Marriott International with advance notice of such contemplated use and allowing the Marriott International Parties sufficient time to take such actions as the Marriott International Parties reasonably deem necessary to secure, or protect against impairment of, rights in the Marriott Marks. The HM Parties shall cooperate with the Marriott International Parties in connection with their efforts to secure and protect rights in the Marriott Marks. Notwithstanding the foregoing, HM Corporation may continue to use the Marriott Marks (as part of the HM Name) in countries where it currently operates, subject to its cooperation with the Marriott International Parties in connection with their efforts to secure and protect rights in the Marriott Marks.

         h. Restrictions on Use of the Marriott Marks Generally. No HM Party
            ---------------------------------------------------
shall operate or conduct any business in any form that uses the Marriott Marks, if such business either (1) is outside the present operating format of the Development and Ownership Business conducted by HM Corporation as of the date of this Agreement, (2) expands the manner in which the HM Name, the LP Name and the Sub Names are currently used, or (3) competes with the Management Business.

         i. Prohibition Against Certain Uses of the Marriott Marks. This
            ------------------------------------------------------
Agreement does not grant to the HM Parties any right or license to use the Marriott Marks (1) alone or in any' other manner except as expressly allowed herein, and (2) in any manner in which MARRIOTT is not immediately preceded by the word "HOST", subject only to the express and limited exceptions for use as part of the names of HM Name, the LP Name and the Sub Names as noted above.

     3. Marriott International's Ownership of Marks.
        -------------------------------------------

         a. The HM Parties acknowledge, without representation, warranty or inquiry, that the Marriott International Parties are the exclusive owners of the Marriott Marks. The HM Parties agree that, except for the right to use the Marriott Marks as provided in this Agreement, or as provided by Section 22 of this Agreement, the HM Parties, from and after the date hereof, have no right, title or interest in or to any of the marks licensed by Marriott International under the Assignment and License Agreement, and the HM Parties agree, on their own behalf and on behalf of their Subsidiaries that the license provisions contained in the Assignment and License Agreement are expressly revoked and superseded by this Agreement. The HM Parties agree that all uses of the Marriott Marks and the goodwill associated with such uses shall inure solely to the benefit of the Marriott International Parties, and upon termination of the HM Parties rights to use the Marriott Marks as provided in this Agreement, all right and interest of the HM Parties in and to the Marriott Marks shall revert fully to the Marriott International Parties.

         b. The HM Parties agree to cooperate fully with the Marriott International Parties in recording appropriate assignment and other documents evidencing the Marriott International Parties' ownership of the Marriott Marks. The HM Parties agree to take no action inconsistent with the Marriott International Parties' ownership of and interest in the Marriott Marks. The Marriott International Parties agree to cooperate fully with the HM Parties in recording appropriate documents evidencing the License to the HM Parties.

         c. The HM Parties shall not attack the validity of the Marriott Marks, the Marriott International Parties' ownership thereof, or any of the terms of this Agreement, or assist any third party in doing any of the same, and the HM Parties hereby waive any right to contest the validity of the Marriott Marks.

     4.  Limitations on Use of the Licensed Name. The right to use the
         ---------------------------------------
Marriott Marks granted to the HM Parties in Section 2 of this Agreement is expressly subject to the following conditions:

         a. All uses of the Marriott Marks, other than any use in effect as of the date of this Agreement, shall be subject to Marriott International's prior written approval on the basis of samples submitted by the HM Parties with a written description of the intended use or uses. If such samples and uses are approved, they shall be made in strict conformance with such reasonable specifications or requirements as Marriott International shall establish, as such specifications or requirements may be modified by Marriott International from time to time.

         b. All displays of the Marriott Marks as permitted hereunder shall bear such copyright, trademark, service mark and other notices as Marriott International shall reasonably require, and the HM Parties shall adhere to any other reasonable and customary posting requirements developed by Marriott International with respect to the Marriott Marks.

         c. The HM Parties shall not use the Marriott Marks (including display of the HM Name, the LP Name and the Sub Names) as part of or in conjunction with, any other names or marks except with Marriott International's prior written approval (which approval shall not be unreasonably withheld) or as expressly provided in Section 2. Such prior written approval by Marriott International shall be provided within 15 days after receipt of such requests from the HM Parties. In the absence of a written disapproval within 15 days, the use or intended use by the HM Parties shall be presumed to be consistent with this Agreement.

         d. The HM Parties shall not use the Marriott Marks, or any name, term or design that is confusingly similar to the Marriott Marks, except as expressly authorized in this Agreement or consented to by Marriott International in writing, and the HM Parties shall not attempt to register or aid any third party in using or attempting to register any such name, mark, term or design. Notwithstanding this subsection or any other section of this Agreement, use by HM

Corporation of the "HM" service mark (since it does not contain the word "Marriott") shall not be subject to the terms and conditions of this Agreement.

         e. The HM Parties shall not use the Marriott Marks in any manner that will indicate that they are using such Marriott Marks other than as a licensee of the Marriott International Parties.

         f. The HM Parties shall not use the Marriott Marks in any manner that will: (1) negatively impact or disparage the image or reputation of the Marriott International Parties or of HM Corporation, HM Operating Partnership and the HM Subsidiaries, and/or (2) dilute the distinctiveness of the HM Name, the LP Name and the Sub Names, or the Marriott Marks.

Any breach of the foregoing provisions may be remedied by the remedies set forth in (i) Section 10 of this Agreement, and (ii) Section 13 of this Agreement as applicable.

     5.  Quality Control.
         ---------------

         a. The Marriott International Parties are familiar with the general quality of the services now provided by the HM Parties in the Development and Ownership Business and find, at the present time, the quality of such services to be acceptable. All activities conducted by HM Corporation, HM Operating Partnership and the HM Subsidiaries, for so long as their names contain any Marriott Marks, shall be provided substantially in accordance with the quality standards of the HM Parties now in place.

         b. The HM Parties shall use their reasonable best efforts to ensure that the Marriott International Parties shall have the right, at reasonable times and with prior notice, to inspect any facility owned or developed by HM Corporation, HM Operating Partnership or any of the HM Subsidiaries at any time for the purpose of determining whether they have met or are meeting the quality standards required under this Agreement. The HM Parties shall promptly produce and deliver (at its own expense) to Marriott International such examples of its use of the Marriott Marks as the Marriott International Parties shall reasonably request.

            c. Any breach of the foregoing provisions of this Section 5 may be remedied by the remedies set forth in (i) Section 10 of this Agreement, and (ii)
Section 13 of this Agreement as applicable.

         6. Limitation of Liability; Indemnity.
            ----------------------------------

            a. IN NO EVENT SHALL THE MARRIOTT INTERNATIONAL PARTIES BE LIABLE FOR ANY MATTER WHATSOEVER RELATING TO THE USE BY ANY HM PARTIES OF THE HM NAME, LP NAME, AND THE SUB NAMES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 6 AND SECTION 7 OF THIS AGREEMENT.

            b. The HM Parties shall indemnify, defend and hold harmless the Marriott International Parties and their respective subsidiaries, affiliates and their respective employees, representatives, directors, officers and agents (each, a "Marriott International Indemnitee") from and against any and all costs, judgments, liabilities and expenses, including, without limitation, interest, penalties, attorney and third party fees, and all other amounts paid in the investigation, litigation, defense and/or settlement (collectively, "Expenses") resulting from any actual or potential claim, demand, dispute, notice, lawsuit, administrative proceeding or other action (collectively, "Disputes") that relate in any way to use of the Marriott Marks by the HM Parties in violation of this Agreement.

            c. The Marriott International Parties shall indemnify, defend and hold harmless the HM Parties and the HM Subsidiaries and their respective employees, representatives, directors, officers and agents from and against all Expenses resulting from any Disputes that relate in any way to (i) the provision or promotion of goods or services by any Marriott International Party under, or any other usage by such party of, the Marriott Marks, or (ii) the liabilities and obligations described in subsection 8.c.(iii) of the Assignment and License Agreement.

            d. If any Dispute is asserted against any party that would entitle such party to indemnification pursuant to Section 6.b or 6.c, any party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the party or parties from whom indemnification is sought (the "Indemnitor") promptly, but in no event later than thirty (30) days after the General Counsel of such Indemnified Party receives notice of such Dispute; provided, however, that the Indemnified Party's failure to give the Indemnitor
--------  -------
prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend such Dispute. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such Dispute and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, at the sole cost and expense of the Indemnitor; provided,
                                                                    --------
however, the Indemnitor shall not settle or consent to the entry of any judgment
-------
in any Dispute without first obtaining (i) an unconditional release of the Indemnified Party from all liability with respect to all claims underlying such Dispute and/or (ii) the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. Each Indemnitor and each Indemnified Party will fully cooperate with each other in any such Dispute and shall make available to each other any books or records useful for the defense of any such Proceeding.

      7. Infringement Proceedings. The Marriott International Parties shall
         ------------------------
take those steps they deem necessary, in their reasonable judgment, to protect their rights and interest in the Marriott Marks. Promptly upon receiving notice or knowledge thereof, the HM Parties shall provide Marriott International with written notice of any unauthorized use or potentially infringing use by third parties of the Marriott Marks, or of the HM Name, the LP Name or the Sub Names, or any confusingly similar trademarks, service marks, trade names, terms or designs

(collectively "Infringing Marks") which comes to their attention. The Marriott International Parties shall have the right, in their sole discretion and at their sole cost and expense, to commence infringement, unfair competition or other actions regarding any such use by third parties of any Infringing Marks. The HM Parties shall cooperate with and assist Marriott International in its investigation and prosecution of any of the foregoing. In the event that the Marriott International Parties decline to commence such an action with respect to the Marriott Marks or the HM Name, the LP Name or the Sub Names or any confusingly similar mark, the HM Parties may commence, at the HM Parties' sole cost and expense, such an action in its capacity as a licensee of such Marriott Marks; provided, however, that the HM Parties must obtain the prior written
       --------  -------
approval of Marriott International regarding commencement of such action, such consent not to be unreasonably withheld. Notwithstanding the foregoing to the contrary, Marriott International retains the right, in its sole discretion, to control the prosecution of such action by the HM Parties. If at any time Marriott International concludes, in its reasonable judgment, that the prosecution of such action might impair or in any way diminish the Marriott International Parties' rights or interests in or to the name or mark(s) at issue in such action, Marriott International may withdraw its prior consent. In any action commenced by the HM Parties pursuant to this Section, the HM Parties shall keep Marriott International fully and timely informed of any development in such action and upon request, the HM Parties shall provide to Marriott International any copies of documents related to such action. In any such action, the HM Parties shall not consent to the entry of any judgment in such action or agree to settle such action, in whole or in part, without obtaining the prior written approval of Marriott International. Nothing in this section shall prevent the HM Parties from protecting their own rights to tradenames or marks that do not involve the Marriott Mark, such as protecting their rights to the "Host" name, or, in the event Marriott International declines to prosecute an action with respect to the infringement of the HM Name, the LP Name or the Sub Names, to take such actions as the HM Parties deem necessary to protect its rights to such names.

      8. Relationship of Parties. Nothing in this agreement shall be construed
         -----------------------
to create any relationship among the parties of agency, partnership, or joint venturer or render any party liable for any debts or obligations incurred by any other party hereto. No party is authorized to enter into agreements for or on behalf of any other party hereto, to collect any obligation due or owed to any such party, or to bind any other party in any manner whatsoever.

      9. Assignment and Sublicense. No HM Party may assign any rights under this
         -------------------------
Agreement or sublicense any rights to use the Marriott Marks, or the HM Name, the LP Name or the Sub Names, in whole or in part, to any party without the prior written consent of Marriott International (which consent may be withheld in the sole discretion of Marriott International). Upon any assignment or sublicense entered into in accordance with this Section 9, such assignee or sublicensee shall enter into an assignment or sublicense agreement with the HM Parties, in a form reasonably satisfactory to Marriott International, pursuant to which such assignee or sublicensee agrees to comply with, and be bound by, the terms of this Agreement and acknowledges the status of Marriott International as an intended third party beneficiary of such assignment or sublicense agreement. If requested by Marriott International, such assignee or sublicensee shall also execute an instrument or instruments pursuant to which such assignee or sublicensee shall be bound by, and become a party to, this Agreement. Any purported assignment or sublicense by either of the HM Parties not in compliance with the terms of this Agreement shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No third party beneficiaries are intended by execution and delivery of this Agreement.

      10. Termination of License; Change of Control. This Agreement shall at
          -----------------------------------------
all times remain in full force unless terminated for a reason specified in and in accordance with this Section 10. Marriott International may:

         a. terminate the License, upon thirty (30) days written notice to the HM Parties, upon a Change of Control; or

         b. terminate the License, immediately upon notice, if either of the HM Parties becomes insolvent, files for bankruptcy, reorganization, liquidation, dissolution, or receivership, is adjudicated bankrupt or takes the benefit of any act in force or legally permissible procedure for the relief of insolvent debtors; or

         c. terminate the License, immediately upon notice, if either of the HM Parties, or any HM Subsidiary, attempts to sell, assign, license, sublicense or otherwise transfer any or all rights to use Marriott Marks in violation of this Agreement; or

         d. terminate the License, upon sixty (60) days written notice to the HM Parties, if either of the HM Parties breaches any term of this Agreement, provided that if the breaching HM Party cures such breach within sixty (60) days following such written notice by Marriott International, then such termination shall not be effective; or

         e. terminate the License, upon thirty (30) days written notice to the HM Parties, upon the failure of either of the HM Parties to satisfy any of the conditions contained in Section 2.c hereof, provided that if the breaching HM Party satisfies such condition within thirty (30) days following such written notice by Marriott International, then such termination shall not be effective.

     The HM Parties hereby agree to notify Marriott International in writing immediately upon the occurrence of an event constituting a Change of Control or failure to satisfy a condition contained in Section 2.c hereof.

     11. Effect of Termination.
         ---------------------

         a. For a period of one hundred eighty (180) days after the termination of this Agreement, HM Corporation, HM Operating Partnership and the HM Subsidiaries shall be entitled to continue to use the Marriott Marks in accordance with the terms of this Agreement, but only for the purpose of effecting an orderly transition to the use of new names. Upon the expiration of such one hundred eighty (180) day period, the HM Parties shall:

            (i) Immediately discontinue use of the Marriott Marks, refrain from using any marks, terms or designs similar or confusingly similar to the Marriott Marks, and no longer possess any right or interest in the Marriott Marks; and

            (ii) If the Marriott International Parties require, cooperate with the Marriott International Parties to apply to the appropriate authorities to cancel from all governmental records the recording of this Agreement or recording the HM Parties as a registered user; and

            (iii) Already have taken all steps necessary to change each of the HM Name, the LP Name and the Sub Names to a name that does not contain any of the Marriott Marks or anything similar thereto.

         b. In the event of any termination of this Agreement, the License granted hereunder shall be terminated pursuant to Section 10 with respect to all uses of the Marriott Marks by all of the HM Parties and the HM Subsidiaries, regardless of the cause of the termination.

         c. Notwithstanding any termination of this Agreement, (1) the provisions of Sections 3.c, 4.d, 6, and 13 of this Agreement shall remain in full force and effect in perpetuity and (2) the provisions of Section 11 of this Agreement shall remain in effect until satisfied in full.

     12. Severability. The invalidity or partial invalidity or unenforceability
         ------------
of any provision of this Agreement shall not affect the validity or enforceability of any other provisions.

     13. Remedies.
         --------

         a. The HM Parties, on the one hand, and the Marriott International Parties, on the other hand, acknowledge and agree that money damages would be inadequate relief for any breach or threatened breach by the other of its obligations hereunder, and that upon such breach, the non-breaching party or parties, as the case may be, shall be entitled to injunctive or other equitable relief for any breach or threatened breach thereof.

         b. The HM Parties acknowledge that a failure of HM Corporation, HM Operating Partnership and the HM Subsidiaries to cease use of the Marriott Marks and the HM Name, the LP Name and the Sub Names after termination of this Agreement, its use of the Marriott Marks or the HM Name, the LP Name or the Sub Names in any way that negatively impacts or disparages the Marriott Marks, or its attempt to assign any of its rights in violation of this Agreement will result in immediate and irreparable damage to Marriott International. The HM Parties acknowledge and admit that there is no adequate remedy at law for such breaches of this Agreement, and the HM Parties agree that in the event of such breaches (individually or collectively), Marriott International shall be entitled to equitable relief by way of a preliminary injunction and such other relief as any court with jurisdiction may deem just and proper.

     14. Choice of Law. This Agreement shall be construed under and enforced
         -------------
in accordance with the laws of the State of Maryland.

     15. Attorneys' Fees. If any party commences an action against the other
         ---------------
with respect to this Agreement, the prevailing party in such action shall be entitled to an award of reasonable costs and expenses of litigation, including reasonable attorneys' fees, to be paid by the non-prevailing party.

     16. Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
and understanding among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of their agreement, and supersedes any prior or contemporaneous agreement or understanding related to the subject matter hereof.

     17. Amendments. This Agreement may not be amended, supplemented or
         ----------
modified in any respect except by written agreement among the parties, duly signed by their respective authorized representatives.

     18. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

     19. Waiver. The HM Parties may waive any breach of this Agreement by
         ------
Marriott International and Marriott International may waive any breach of this Agreement by the HM Parties; provided, however, that no such waiver shall be
                             --------  -------
deemed effective unless in writing, signed by the waiving party, and specifically designating the breach waived. No waiver shall constitute a continuing waiver of similar or other breaches.

     20. Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

     If to the HM Parties:
     Host Marriott
     10400 Fernwood Road
     Washington, D.C. 20058 (registered or certified mail)
     Bethesda, Maryland 20817 (express mail or courier)
     Attention:  General Counsel
     Dept. 72/923

     FAX NO. (301) 380-3588

     If to one or more of the Marriott International Parties:
     Marriott International, Inc.
     One Marriott Drive
     Washington, D.C. 20058 (registered or certified mail)
     Attention:  General Counsel
     Dept. 52/923
     FAX NO. 301/380-6727
                       or
     10400 Fernwood Road
     Bethesda, Maryland 20817 (express mail or courier)
     Attention: General Counsel
     Dept. 52/923
     FAX NO. 301/380-6727

or to such other address as one party may designate to the other by written notice given in accordance with this Section 20.

     21. Further Assurances. The parties hereto hereby covenant and agree to
         ------------------
execute and deliver all such documents, make such government filings, and to do or cause to be done all such acts or things as may be necessary to complete and effect the transactions contemplated hereby.

     22. Other Agreements. The parties acknowledge that they have entered into
         ----------------
franchise and management agreements regarding specific properties, and various agreements with specific partnership HM Subsidiaries, and that such franchise, management and other agreements may grant certain rights to use the Marriott Marks in connection with their respective properties. Nothing in this Agreement shall be construed to limit or expand the rights granted under such agreements.

     23. Headings. The descriptive headings of the several sections of this
         --------
Agreement are for convenience only and do not constitute a part of the Agreement or affect its meaning or interpretation.

     24. No Undue Influence. This Agreement is executed voluntarily and without
         ------------------
any duress or undue influence on the parties or their officers, employees, agents, or attorneys, and no party is relying on any inducement, promises or representations made by any other party or any of its officers, employees, agents or attorneys other than as set forth herein. The parties hereto acknowledge that they have been represented in the negotiations for and in the preparation of this Agreement by counsel, that they have had this Agreement fully explained to them by such counsel, and that they are aware of the contents of this Agreement and of its legal effect.

     IN WITNESS WHEREOF, a duly authorized representatives of each party has executed this Agreement as of the date first written above.


                                 HOST MARRIOTT CORPORATION
                                 By:
                                    -----------------------------
                                   Its:
                                       --------------------------

                                 MARRIOTT INTERNATIONAL, INC.
                                 By:
                                    -----------------------------
                                   Its:
                                       --------------------------

                                 MARRIOTT  WORLDWIDE CORPORATION
                                 By:
                                    -----------------------------
                                   Its:
                                       --------------------------

                                 HOST MARRIOTT, L.P.
                                 By: Host Marriott Corporation, general partner
                                 By:
                                    -----------------------------
                                   Its:
                                       --------------------------

STATE OF MARYLAND        )
COUNTY OF MONTGOMERY     )        ss:

                  Before me, a Notary Public, in and for said County and State, on this day personally appeared____________ , the____________ of Host Marriott Corporation, known to me as the person whose name is subscribed to the foregoing instrument.

                  Given under my hand and seal this __ day of ___________, 1998.



                                                     ---------------------
                                                         Notary Public

My commission Expires:
                      ---------------------

STATE OF MARYLAND        )
COUNTY OF MONTGOMERY     )        ss:


                  Before me, a Notary Public, in and for said County and State, on this day personally appeared_________________ , the______________ of Marriott International, Inc., known to me as the person whose name is subscribed to the foregoing instrument.

                  Given under my hand and seal this__ day of__ , 1998.




                                                      -------------------
                                                         Notary Public
My Commission Expires:

STATE OF MARYLAND        )
COUNTY OF MONTGOMERY     )        ss:

                 Before me, a Notary Public, in and for said county and state, on this day personally appeared__________ , the____________ of Marriott Worldwide Corporation, known to me as the person whose name is subscribed to the foregoing instrument.


                 Given under my hand and seal this ___ day of __________, 1998.


                                             ----------------------------------
                                                         Notary Public
My Commission Expires:
                       -------------

STATE OF MARYLAND        )
COUNTY OF MONTGOMERY     )        ss:

                 Before me, a Notary Public, in and for said County and State, on this day personally appeared______________ , the______________ of Host Marriott Corporation, known to me as the person whose name is subscribed to the foregoing instrument.

                 Given under my hand and seal this ____ day of ___________ 1998.



                                             ----------------------------------
                                                         Notary Public
My Commission Expires:
                      ---------------------

                                    EXHIBIT A

                                  SUBSIDIARIES
                                  ------------
   (those marked by an asterisk are those which appear to have Marriott Marks)

1.)       Beachfront Properties, Inc.
2.)       Bossier RIBM Two LLC
3.)       Bossier RIBM Two, Inc. (Non-consolidated)
4.)       CBM Associates II, LLC
5.)       CBM Funding Corporation
6.)       CBM One Corporation
7.)       CBM One Holdings, Inc.
8.)       CBM Two Corporation
9.)       CRF Lodging I, Inc.
* 10.)    Courtyard II Associates Management Corporation
* 11.)    Courtyard II Finance Company
13.)      DS Hotel LLC
14.)      Durbin LLC
15.)      FGI Financing I Corporation
16.)      Farrell's Ice Cream Parlour Restaurants, Inc.
*18.) Forum Alpha Investments, Inc. (being renamed Crestline Alpha Investments, Inc.)
*19.)     Forum Delaware, Inc. (being renamed Crestline Delaware, Inc.)
*20.)     Forum Group, Inc. (being renamed Crestline Group, Inc.)
*21.)     Forum Ohio Healthcare, Inc. (being renamed Crestline Ohio Healthcare,
          Inc.)
*22.)     Forum Pueblo Norte, Inc. (being renamed Crestline Pueblo Norte, Inc.)
*23.)     Forum Retirement, Inc. (being renamed Crestline Retirement, Inc.)
*24.)     Forum of Kentucky, Inc. (being renamed Crestline of Kentucky, Inc.)
25.)      G.L. Insurance Corporation
26.)      HMA-GP, Inc.
27.)      HMC Airport, Inc.
28.)      HMC Atlanta LLC
29.)      HMC BN Corporation
30.)      HMC Boynton Beach, Inc.
31.)      HMC California Leasing Corp.
32.)      HMC Capital Corporation
33.)      HMC Capital LLC
34.)      HMC Capital Resources Corp.
35.)      HMC Chicago LLC
36.)      HMC Desert LLC
37.)      HMC Diversified LLC
38.)      HMC East Side Financial Corporation
39.)      HMC East Side, Inc.
40.)      HMC Gateway, Inc.

41.)      HMC Hanover LLC
42.)      HMC Hartford, Inc.
43.)      HMC Hotel Development Corporation
44.)      HMC Leisure Park Corporation
45.)      HMC Manhattan Beach, Inc.
46.)      HMC Merger Corporation
47.)      HMC Mexpark, Inc.
48.)      HMC NGL, Inc.
49.)      HMC Naples Golf, Inc.
50.)      HMC Partnership Holdings, Inc.
51.)      HMC Partnership Properties LLC
52.)      HMC Pavilion, Inc.
53.)      HMC Polanco, Inc.
54.)      HMC Potomac LLC
55.)      HMC Properties I LLC
56.)      HMC Properties II LLC
57.)      HMC Real Estate LLC
58.)      HMC Retirement Properties, Inc.
59.)      HMC SFO LLC
60.)      HMC SFO, Inc.
61.)      HMC Seattle LLC
62.)      HMC Ventures, Inc.
63.)      HMC Waterford, Inc.
64.)      HMC Westport Corporation
65.)      HMH General Partner Holdings, Inc.
*66.)     HMH HPT Courtyard, INC..
*67.)     HMH HPT Residence Inn, Inc.
68.)      HMH Marina LLC
69.)      HMH Marina, Inc.
70.)      HMH Norfolk, Inc.
71.)      HMH Pentagon Corporation
72.)      HMH Pentagon LLC
73.)      HMH Properties, Inc.
74.)      HMH Realty Company, Inc.
75.)      HMH Restaurants, Inc.
76.)      HMH Rivers, Inc.
77.)      HMH WTC LLC
78.)      HMH WTC, Inc.
79.)      HMP Capital Ventures, INC.
80.)      HMP Financial Services Corporation
81.)      HMP Sandalwood Holdings, Inc.
82.)      Hanover Hotel Acquisition Corp.
83.)      Host Airport Hotels, Inc.
84.)      Host LaJolla, Inc.
*85.)     Host Marriott Corporation

*86.)     Host Marriott Financial Trust
*87.)     Host Marriott Hospitality, Inc.
88.)      Hot Shoppes, Inc.
89.)      Hotel Properties Management, Inc.
90.)      LTJ Senior Communities Corporation
91.)      MDSM Finance LLC
92.)      MHP Acquisition Corp.
93.)      MHP II Acquisition Corp.
94.)      MOHS Corporation
95.)      Marina Hotel LLC
*96.)     Market Street Marriott LLC
*97.)     Marriott Condominium Development Corporation
*98.)     Marriott DSM LLC
*99.)     Marriott Desert Springs Corporation
*100.)    Marriott FIBM One Corporation
*101.) Marriott Family Restaurants, Inc. of Illinois (being renamed MFR of Illinois LLC)
*102.) Marriott Family Restaurants, Inc. of Vermont (being renamed MFR of Vermont LLC)
*103.) Marriott Family Restaurants, Inc. of Wisconsin (being renamed MFR of Wisconsin, LLC)
*104.)    Marriott Financial Services, Inc.
*105.)    Marriott Hanover Hotel Corporation
*106.)    Marriott MDAH One Corporation
*107.)    Marriott MHP Two Corporation
*108.)    Marriott Marquis Corporation
*109.)    Marriott PLP Corporation
*110.)    Marriott Park Ridge Corporation
*111.)    Marriott Properties, Inc.
*112.)    Marriott RIBM Three Corporation
*113.)    Marriott RIBM Two Corporation
*114.)    Marriott Realty Sales, Inc.
*115.)    Marriott SBM One Corporation
*116.)    Marriott SBM Two Corporation
*117.)    Marriott SBM Two LLC
*118.)    Marriott's Bickford's Family Fare, Inc.
*119.)    Marriott/Portman Finance Corporation (non-consolidated)
120.)     PM Financial Corporation
121.)     PRM Corporation
122.)     Panther GenPar, Inc.
123.)     Park Ridge L.L.C.
124.)     Philadelphia Airport Hotel Corporation
125.)     Philadelphia Market Street Hotel Corporation
126.)     RIBM One Corporation
127.)     S.D. Hotels, Inc.

128.)     SFM Finance Corporation
*129.)    Saga Property Leasing Corporation
*130.)    Saga Restaurants, Inc.
*131.)    San Diego Marriott Marina LLC
132.)     Sparky's Virgin Islands, Inc.
133.)     Tecon Hotel Corporation
134.)     Willmar Distributors LLC
135.)     Willmar Distributors, Inc.
136.)     YBG Associates LLC


                                  PARTNERSHIPS
                                  ------------

         Atlanta Marriott Marquis Limited Partnership
         Camelback Inn Associates Limited Partnership
         Courtyard by Marriott Limited Partnership
         Courtyard by Marriott II Limited Partnership
         Desert Springs Marriott Limited Partnership
         Fairfield Inn by Marriott Limited Partnership
         Forum Retirement Communities I, L.P.
         Forum Retirement Communities II, L.P.
         Forum Retirement Partners, L.P.
         Hanover Marriott Limited Partnership
         Marriott Diversified American Hotels, L.P.
         Marriott Hotel Properties Limited Partnership
         Marriott Hotel Properties II Limited Partnership
         Marriott Residence Inn Limited Partnership
         Marriott Residence Inn II Limited Partnership
         Marriott Residence Inn USA Limited Partnership
         Marriott Suites Limited Partnership
         Mutual Benefit/Marriott Hotel Associates I Limited Partnership Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. Times Square Marquis Hotel, L.P.
         Wellsford-Marriott Park Ridge Hotel Limited Partnership